Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2019 Second Quarter and Year-To-Date Financial Results

--Year-to-Date Subscription Revenue Grows 34 Percent--

--Leslie Stretch Rejoins QAD Board of Directors--

SANTA BARBARA, Calif. – August 22, 2018 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2019 second quarter and first six months ended July 31, 2018.

Fiscal 2019 Second Quarter Financial Highlights:

Total revenue for the fiscal 2019 second quarter increased 11 percent to $84.5 million, from $76 million for the fiscal 2018 second quarter. Subscription revenue, which grew 29 percent year-over-year, was 27 percent of total revenue for the second quarter of fiscal 2019, a two-percentage point improvement over the first quarter of fiscal 2019.

Additional fiscal 2019 second quarter financial highlights, versus the fiscal 2018 second quarter, include:

●	Subscription revenue of $22.4 million, compared with $17.4 million.
●	Subscription gross margin of 63 percent, versus 57 percent.
●	License revenue of $5.6 million, compared with $6.7 million.
●	Professional services revenue of $26 million, versus $19.8 million.
●	Maintenance and other revenue of $30.6 million, compared with $32 million.
●	GAAP pre-tax income of $2.6 million, versus a GAAP pre-tax loss of $329,000.
●	Non-GAAP pre-tax income of $5.9 million, compared with $2.5 million.
●	GAAP net income of $1.1 million, or $0.05 per diluted Class A share and $0.05 per diluted Class B share, versus a GAAP net loss of $1.2 million, or $0.06 per Class A share and $0.05 per Class B share.

“We continued to generate robust cloud growth and margin improvement during the first half of the year,” said Pam Lopker, President of QAD. “Looking ahead, our proven ability to deliver customer success provides a firm foundation for QAD’s future growth.”

For the first six months of fiscal 2019, total revenue increased to $170.7 million from $147.3 million for the first six months of last year. Subscription revenue grew 34% to $44.0 million for the first six months of fiscal 2019 compared to $32.8 million in the prior year period. GAAP net income was $2.5 million, or $0.12 per diluted Class A share and $0.11 per diluted Class B share, for the fiscal 2019 year-to-date period, versus a GAAP net loss of $3.7 million, or $0.20 per Class A share and $0.17 per Class B share, for the same period last year. Non-GAAP pre-tax income was $10.5 million for the fiscal 2019 year-to-date period, compared with $2.7 million for the same period last year.

QAD’s cash and equivalents balance was $139.5 million at July 31, 2018, versus $147 million at January 31, 2018. Cash provided by operations was $9.1 million for the first six months of fiscal 2019, compared with $7.6 million for the first six months of fiscal 2018.

Fiscal 2019 Second Quarter Operational Highlights:

●	Received orders from 20 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including seven orders exceeding $1 million;
●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Adient Limited, Amcor Ltd., ARC France SAS, Argon Medical Devices, Caterpillar Inc., CoorsTek, Inc., Essilor International, GKN Plc, Harada Industry Co. Ltd., Haulotte Groupe SA, Irvin Automotive Products, Koninklijke A-ware Food Group B.V., and Visteon Corporation;

●	Inbound Logistics named Precision Software, QAD’s global trade management and transportation execution solution division, as a Top 100 Logistics IT Provider for 2018;
●	Received Frost & Sullivan's 2018 Customer Value Leadership Award for the Automotive Industry; and
●

Subsequent to the end of the quarter, announced the opening of an Indonesian subsidiary, and that it will acquire the assets of long-term QAD distributor, PT Iris, a 40-person business consulting group supporting local and multinational companies in Indonesia and the ASEAN region. Terms of the transaction were not disclosed, and QAD does not expect a material impact to fiscal 2019 operating results.

QAD Adds Leslie J. Stretch to Board of Directors

QAD also today announced that Leslie Stretch has rejoined QAD’s Board of Directors. Stretch previously served on QAD’s Board from June 2014 to February 2018.

“I am excited to be able to rejoin QAD’s Board, and I believe the company is uniquely positioned to continue growing its cloud business by delivering best-in-class solutions to global manufacturing companies,” said Stretch.

Stretch, 57, was recently appointed President and CEO of Medallia, a leading customer experience management cloud company. Previously, Stretch was President and CEO of CallidusCloud, leading the transition from an on-premises vendor to the cloud that delivered strong returns for shareholders. Prior to joining Callidus, Stretch worked for Sun Microsystems for nearly a decade. At Sun, he held the position of senior vice president of global channel sales, and was the managing director of Sun Microsystems U.K. Ltd. Before joining Sun, Stretch held various sales positions at Oracle Corporation.

“We are very pleased to have Leslie rejoin our Board. Leslie’s knowledge and experience delivering cloud solutions in the enterprise software space is a perfect fit for us. Leslie will be able to add value immediately as he is already very familiar with our business,” said Pam Lopker.

QAD’s board now totals six members, four of whom are independent directors. Stretch will also be appointed to QAD’s Audit and Governance Committees.

Business Outlook

For the fiscal 2019 third quarter, QAD expects:

●	Total revenue of approximately $80 to $82 million, including approximately $22.9 to $23.4 million of subscription revenue;
●	GAAP pretax income of approximately breakeven; and
●	Non-GAAP pretax income of approximately $2.5 to $3.7 million.

QAD raised fiscal 2019 full year guidance and now expects:

●	Total revenue of approximately $332 to $336 million, including approximately $91 to $93 million of subscription revenue;
●	GAAP pretax income of approximately $5 to $7 million; and
●	Non-GAAP pretax income of approximately $16 to $19 million.

The following is a forward-looking reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2019 third quarter and full year:

QAD Inc.
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	October 31, 2018		January 31, 2019
	Low	High	Low	High
Non-GAAP pre-tax income reconciliation

GAAP (loss) income before income taxes	$(500)	$500	$5,000	$7,000
Add back
Stock-based compensation expense	3,000	3,200	11,000	12,000
Change in fair value of interest rate swap	-	-	-	-
Non-GAAP income before income taxes	$2,500	$3,700	$16,000	$19,000

Estimated income tax (benefit) expense on GAAP earnings	$(250)	$250	$3,200	$3,700

Weighted average basic shares outstanding
Class A	16,300	16,600	16,200	16,600
Class B	3,200	3,300	3,200	3,300

Weighted average diluted shares outstanding
Class A	17,900	18,200	17,900	18,300
Class B	3,400	3,500	3,400	3,500

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2019 Second Quarter Financial Results Conference Call

When: Wednesday, August 22, 2018

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1059 (domestic); 612-234-9960 (international)

Replay: Accessible through midnight August 29, 2018; 800-475-6701(domestic); 320-365-3844 (international); passcode 451877

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP pre-tax income and estimated income tax expense on GAAP earnings in this press release for the second quarter and first six months of fiscal 2019. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●	Estimated income tax expense on GAAP earnings - Defined as GAAP total tax expense excluding changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Cloud ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation and global trade management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.comor call +1 805-566-6000.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017
Revenue:
Subscription	$22,439	$17,420	$43,950	$32,763
License	5,561	6,743	11,827	12,008
Maintenance and other	30,574	31,971	62,057	63,877
Professional services	25,969	19,824	52,899	38,692
Total revenue	84,543	75,958	170,733	147,340
Cost of revenue:
Subscription	8,334	7,428	16,562	15,148
License	574	828	1,238	1,513
Maintenance and other	7,774	7,840	15,639	15,534
Professional services	23,754	20,598	48,064	39,365
Total cost of revenue	40,436	36,694	81,503	71,560
Gross profit	44,107	39,264	89,230	75,780
Operating expenses:
Sales and marketing	19,502	17,697	39,448	35,284
Research and development	13,513	11,689	27,519	23,221
General and administrative	9,366	9,224	18,728	17,817
Amortization of intangibles from acquisitions	-	111	-	274
Total operating expenses	42,381	38,721	85,695	76,596
Operating income (loss)	1,726	543	3,535	(816)
Other (income) expense:
Interest income	(743)	(493)	(1,267)	(661)
Interest expense	154	157	311	313
Other (income) expense, net	(269)	1,208	(673)	1,812
Total other (income) expense, net	(858)	872	(1,629)	1,464
Income (loss) before income taxes	2,584	(329)	5,164	(2,280)
Income tax expense	1,471	832	2,654	1,452
Net income (loss)	$1,113	$(1,161)	$2,510	$(3,732)

Net income (loss)	$1,113	$(1,161)	$2,510	$(3,732)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(326)	1,132	(836)	1,772
Total comprehensive income (loss)	$787	$(29)	1,674	(1,960)

Diluted income (loss) per share
Class A	$0.05	$(0.06)	$0.12	$(0.20)
Class B	$0.05	$(0.05)	$0.11	$(0.17)

Diluted Weighted Shares
Class A	17,927	15,914	17,886	15,863
Class B	3,434	3,212	3,425	3,211

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31,	January 31,
	2018	2018
Assets
Current assets:
Cash and equivalents	$139,528	$147,023
Accounts receivable, net	54,258	83,518
Other current assets	21,116	15,856
Total current assets	214,902	246,397

Property and equipment, net	29,741	30,408
Capitalized software costs, net	1,405	990
Goodwill	11,095	11,023
Long-term deferred tax assets, net	11,869	7,944
Other assets, net	10,931	3,055

Total assets	$279,943	$299,817

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$476	$466
Accounts payable and other current liabilities	46,664	58,278
Deferred revenue	91,195	116,693
Total current liabilities	138,335	175,437

Long-term debt	13,075	13,313
Other liabilities	4,943	5,439

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	192,421	200,456
Treasury stock	(7,532)	(12,461)
Accumulated deficit	(53,655)	(75,559)
Accumulated other comprehensive loss	(7,664)	(6,828)
Total stockholders' equity	123,590	105,628

Total liabilities and stockholders' equity	$279,943	$299,817

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	July 31,
	2018	2017

Net cash provided by operating activities	$9,146	$7,638

Cash flows from investing activities:
Purchase of property and equipment	(2,004)	(1,571)
Acquisition of businesses, net of cash acquired	(450)	-
Capitalized software costs	(536)	(480)
Net cash used in investing activities	(2,990)	(2,051)

Cash flows from financing activities:
Repayments of debt	(234)	(222)
Tax payments related to stock awards	(8,576)	(2,781)
Cash dividends paid	(2,731)	(2,675)
Net cash used in financing activities	(11,541)	(5,678)

Effect of exchange rates on cash and equivalents	(2,110)	4,211
Net (decrease) increase in cash and equivalents	(7,495)	4,120
Cash and equivalents at beginning of period	147,023	145,082
Cash and equivalents at end of period	$139,528	$149,202

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2018	2017	2018	2017

Total revenue	$84,543	$75,958	$170,733	$147,340

Net income (loss)	1,113	(1,161)	2,510	(3,732)
Add back:
Net interest income	(589)	(336)	(956)	(348)
Depreciation	1,188	1,139	2,388	2,243
Amortization	146	307	305	723
Income tax expense	1,471	832	2,654	1,452
EBITDA	$3,329	$781	$6,901	$338
Add back:
Stock-based compensation expense	3,364	2,592	5,470	4,360
Change in fair value of interest rate swap	(35)	16	(152)	3
Adjusted EBITDA	$6,658	$3,389	$12,219	$4,701
Adjusted EBITDA margin	8%	4%	7%	3%

Non-GAAP pre-tax income reconciliation

Income (loss) before income taxes	$2,584	$(329)	$5,164	$(2,280)
Add back
Stock-based compensation expense	3,364	2,592	5,470	4,360
Amortization of purchased intangible assets	-	225	-	567
Change in fair value of interest rate swap	(35)	16	(152)	3
Non-GAAP income before income taxes	$5,913	$2,504	$10,482	$2,650

Estimated income tax expense on GAAP earnings	$1,622	$849	$2,734	$1,497